EXHIBIT 8.1

List of Subsidiaries of Trina Solar Limited (the “Registrant”)

As of December 31, 2013

Name of Entity	Country of Incorporation	Ownership Interest
Changzhou Trina Solar Energy Co., Ltd.	China	100%
Trina Solar (Singapore) Pte. Ltd.	Singapore	100%
Trina Solar (Luxembourg) Holdings S.A.R.L.	Luxembourg	100%
Trina Solar (U.S.) Inc.	United States	100%
Trina Solar (U.S.) Holding Inc.	United States	100%
Trina Solar (Germany) GmbH	Germany	100%
Trina Solar (Schweiz) AG	Switzerland	100%
Trina Solar (Luxembourg) S.A.R.L.	Luxembourg	100%
Trina Solar (Spain) S.L.U.	Spain	100%
Trina Solar (Italy) S.r.l.	Italy	100%
Trina Solar (Japan) Limited	Japan	100%
Trina Solar Energy Development Pte. Ltd.	Singapore	100%
Trina Solar (Changzhou) Science and Technology Co., Ltd.	China	100%
Trina Solar Energy (Shanghai) Co., Ltd.	China	100%
Trina Solar (U.S.) Development LLC	United States	100%
TP-CA-SOUTH LLC	United States	100%
Trina Solar (Australia) Pty Ltd.	Australia	100%
Trina Solar Middle East Limited	United Arab Emirates	100%
LightBeam Power Company Gridley Main, LLC	United States	100%
Lucania S.r.l.	Italy	100%
Yancheng Trina Solar Science & Technology Co., Ltd.	China	100%
Changzhou Trina Solar PV Power System Co., Ltd.	China	100%
Jiangsu Trina Solar Electric Power Development Co., Ltd.	China	100%
Wuwei Trina Solar Electricity Generation Co., Ltd.	China	100%
LightBeam Power Company Gridley Main Two LLC	United States	100%
Trina Solar (United Kingdom) Limited	United Kingdom	100%
Trina Solar (Canada) Inc.	Canada	100%
Wuwei Yineng Solar Electricity Generation Co., Ltd.	China	100%
Hunan Trina Solar Electric Power Development Co., Ltd.	China	95%
PVE-Services GmbH	Switzerland	100%
Trina Solar (Luxembourg) Overseas Systems S.à r.I.	Luxembourg	100%
Good Energy Homeland SPV 005	United Kingdom	100%
KS SPV 20 Limited	United Kingdom	100%
Tanagra Solar Energy S.A	Greece	100%
S. Aether Energy S.A.	Greece	100%
Lightleasing PTY LTD	Australia	98.23%
Trina Solar (Luxembourg) EU Systems S.à r.l.	Luxembourg	100%
Trina Solar (Brazil) Ltda.	Brazil	100%
Witherington Solar Farm Limited	United Kingdom	100%
Wilbees Solar Farm Ltd	United Kingdom	100%
Trina Solar (Puerto Rico) Development , LLC	Puerto Rico	100%
Valencia Solar Farm, LLC	Puerto Rico	100%
El Coto Solar Farm, LLC	Puerto Rico	100%
Machuchal Solar Farm, LLC	Puerto Rico	100%
San Sebastian Solar Farm, LLC	Puerto Rico	100%
Carolina Solar Farm, LLC	Puerto Rico	100%